As filed with the Securities and Exchange Commission on August 4, 2003.

                                                         Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________
                       Endurance Specialty Holdings Ltd.
            (Exact Name of Registrant as Specified in Its Charter)


         Bermuda                                      98-0392908
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                  Crown House
                              4 Par-la-Ville Road
                            Hamilton HM 08, Bermuda
                                (441) 278-0400
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                       of Principal Executive Offices)

                Amended and Restated 2002 Stock Option Plan of
                       Endurance Specialty Holdings Ltd.
               2003 Non-Employee Director Equity Incentive Plan
                     of Endurance Specialty Holdings Ltd

                           (Full Title of the Plans)

                             CT Corporation System
                         111 Eighth Avenue, 13th Floor
                           New York, New York 10011
           (Name, Address and Telephone Number of Agent for Service)
                             _____________________

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                                        Copies To:

         Susan J. Sutherland, Esq.                                   John V. Del Col, Esq.
  Skadden, Arps, Slate, Meagher & Flom LLP                     Endurance Specialty Holdings Ltd.
             Four Times Square                                            Crown House
          New York, New York 10036                                    4 Par-la-Ville Road
               (212) 735-3000                                       Hamilton HM 08, Bermuda
         (212) 735-2000 (facsimile)                        (441) 278-0440; (441) 278-0452 (facsimile)

                                    _____________________

                                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                   Proposed Maximum     Proposed Maximum     Amount of
               Title of Securities              Amount to be      Offering Price per   Aggregate Offering  Registration
                to be Registered                Registered(1)         Share(2)             Price(2)             Fee
-----------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value $1.00 per share        5,736,975            $22.04         $137,798,292           $11,148

=======================================================================================================================

(1) Represents the maximum number of Ordinary Shares issuable under the Amended and Restated 2002 Stock Option Plan of Endurance Specialty
     Holdings Ltd. (the "Option Plan") and the Amended and Restated 2003
     Non-Employee Director Equity Incentive Plan of Endurance Specialty
     Holdings Ltd. (the "Director Incentive Plan"), including 3,612,127
     Ordinary Shares issuable upon exercise of equity incentive awards outstanding as of July 22, 2003. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this
     Registration Statement shall also cover, in addition to the number of shares stated in the table above, an indeterminate number of additional
     Ordinary Shares, which may become issuable under the Option Plan and the Director Incentive Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

(2) With respect to the 3,612,127 Ordinary Shares issuable upon exercise of equity incentive awards that are currently outstanding, the proposed maximum offering price is calculated pursuant to Rule 457(h) under the Securities Act based on a weighted average exercise price of $20.51 per share. With respect to the 2,124,848 Ordinary Shares that are currently authorized for issuance upon exercise of equity incentive awards that not yet granted under the Option Plan or the Director Incentive Plan, the proposed maximum offering price is calculated pursuant to Rule 457(c) on the basis of the average of the high and low sale prices for the Ordinary
     Shares as reported on The New York Stock Exchange on July 31, 2003 solely for the purpose of calculating the registration fee.


                             _____________________

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                               EXPLANATORY NOTE

Endurance Specialty Holdings Ltd. (the "Registrant" or the "Company") hereby files this Registration Statement on Form S-8 relating to 5,736,975 shares of the Registrant's Ordinary Shares, par value $1.00 per share ("Ordinary Shares") issuable pursuant to the Option Plan and the Director Incentive Plan.


                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8 and is currently included in prospectuses dated the date hereof which will be distributed to participants in the Amended and Restated 2002 Stock Option Plan of Endurance Specialty Holdings Ltd. and the 2003 Non-Employee Director Equity Incentive Plan of Endurance Specialty Holdings Ltd.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by the Registrant, Endurance Specialty Holdings Ltd., a holding company domiciled in Bermuda (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         1.    The description of the Company's Ordinary Shares contained in
               Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on February 10, 2003, in which reference is made to the information set forth under the heading "Description of Share Capital" in the Registrant's Prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-102026), filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

         2. The Company 's Prospectus dated February 27, 2003, filed pursuant to Rule 424(b) under the Securities Act, which contains audited consolidated financial statements for the fiscal year ended December 31, 2002.

         3. The Company 's Quarterly Report on Form 10-Q for the three months ended March 31, 2003.

         4.    The Company 's Current Report on Form 8-K filed May 21, 2003.

         All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Legal Department, Endurance Specialty Holdings Ltd., Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda (telephone (441) 278-0400).

Item 4.  Description of the Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The amended and restated bye-laws of the Registrant provide for the indemnification of the Registrant's officers and directors, members of a (duly constituted) committee and any resident representative (and their respective heirs, executors or administrators), each referred to as an indemnified person, against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by Bermuda law, incurred or suffered by such party by reason of any act done, conceived in or omitted in the conduct of the Registrant's business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act 1981 (the "Companies Act") as in effect from time to time in Bermuda.

         The Registrant's amended and restated bye-laws state that an indemnified person shall be indemnified out of the funds of the Registrant against all liabilities incurred by him or her by reason of any act done, conceived in or omitted in the conduct of the Registrant's business or in the discharge of his or her duties, in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with the application under the Companies Act in which relief is granted to him or her by the court.

         In addition, each shareholder and the Registrant agree to waive any claim or right of action he or it may have at any time, whether individually or by or in the right of the Registrant against any indemnified person on account of any action taken by such person in the performance of his duties with or for the Registrant; provided that such waiver shall not extend to any claims or rights of action which would render it void pursuant to the Companies Act 1981 as in effect from time to time in Bermuda, and shall not apply to any claims or rights of action arising out of fraud or dishonesty on the part of such indemnified person or with respect to the recovery of any gain, personal profit or advantage to which such indemnified person is not legally entitled.

         The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

Exhibit
Number           Description of Document

4.1              Memorandum of Association*
4.2              Amended and Restated Bye-laws*
4.3              Specimen Ordinary Share Certificate*
4.4              Amended and Restated 2002 Stock Option Plan*
4.5              2003 Non-Employee Director Equity Incentive Plan*
5.1              Opinion of Appleby, Spurling & Kempe
23.1             Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1)
23.2 Consent of Ernst & Young to the incorporation by reference of its report on the consolidated financial statements included in the Company's Prospectus filed pursuant to Rule 424(b)(1) dated February 27, 2003.
24.1             Power of Attorney (included on signature page herein)

________________
* Incorporated by reference to the Company's Registration Statement on Form S-1, filed with the Commission, (File No. 333-102026), as amended.


Item 9.  Undertakings

         1. The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda on the 4th day of August, 2003.


                                           ENDURANCE SPECIALTY HOLDINGS LTD.


                                           By:   /s/ Kenneth J. LeStrange
                                                 -----------------------------
                                                 Name:  Kenneth J. LeStrange
                                                 Title: Chairman of the Board


                               POWER OF ATTORNEY

         We, the undersigned officers, directors and authorized representatives of Endurance Specialty Holdings Ltd., hereby severally constitute and appoint Kenneth J. LeStrange, his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Exchange Act and any rules, regulations and requirements of the Commission in connection with this registration statement on Form S-8 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



       Signature                                    Title                           Date
-----------------------------------------------------------------------------------------------------------


/s/ Kenneth J. LeStrange             Chairman of the Board, Chief Executive      August 4, 2003
------------------------------       Officer, President and Director
Name: Kenneth J. LeStrange


/s/ James R. Kroner                  Chief Financial Officer (Principal          August 4, 2003
------------------------------       Financial Officer and Principal
Name: James R. Kroner                Accounting Officer) and Director


/s/ William H. Bolinder              Director                                    August 4, 2003
------------------------------
Name:  William H. Bolinder


/s/ David L. Cole                    Director                                    August 4, 2003
------------------------------
Name: David L. Cole


/s/ Jonathan J. Coslet               Director                                    August 4, 2003
------------------------------
Name:  Jonathan J. Coslet


/s/ Anthony J. DiNovi                Director                                    August 4, 2003
------------------------------
Name:  Anthony J. DiNovi


/s/ Bryon G. Ehrhart                 Director                                    August 4, 2003
-----------------------------
Name:  Bryon G. Ehrhart


/s/ Charles G. Froland               Director                                    August 4, 2003
-----------------------------
Name:  Charles G. Froland


/s/ Richard C. Perry                 Director                                    August 4, 2003
-----------------------------
Name:  Richard C. Perry


/s/ Robert A. Spass                  Director                                    August 4, 2003
-----------------------------
Name:  Robert A. Spass


/s/ Richard J. Sterne                Director                                    August 4, 2003
-----------------------------
Name:  Richard J. Sterne


                                 EXHIBIT INDEX

Exhibit
Number        Description of Document

4.1      Memorandum of Association*
4.2      Amended and Restated Bye-laws*
4.3      Specimen Ordinary Share Certificate*
4.4      Amended and Restated 2002 Stock Option Plan*
4.5      2003 Non-Employee Director Equity Incentive Plan*
5.1      Opinion of Appleby, Spurling & Kempe
23.1     Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1)
23.2 Consent of Ernst & Young to the incorporation by reference of its report on the consolidated financial statements included in the Company's Prospectus filed pursuant to Rule 424(b)(1) dated February 27, 2003.
24.1     Power of Attorney (included on signature page herein)

________________
* Incorporated by reference to the Company's Registration Statement on Form S-1, filed with the Commission, (File No. 333-102026), as amended.